UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 30, 2015

NEULION, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-53620	98-0469479
(Commission File Number)	(IRS Employer Identification No.)

1600 Old Country Road, Plainview, NY	11803
(Address of Principal Executive Offices)	(Zip Code)

(516) 622-8300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On December 30, 2015, NeuLion, Inc. (the “Company”) entered into an amendment to its agreement with NHL Interactive CyberEnterprises, LLC (“NHL”) to provide transition services and support for the NHL’s digital properties, including NHL GameCenter LIVE™, for the 2015-16 NHL season.  The value for the 2015-16 NHL season under the amendment is in excess of $11 million.  The amendment also provides that the Company will render consulting services to the NHL regarding digital media and technology issues for five years beginning on October 1, 2015.  The value of the consulting services for the five years under the amendment is $4 million.  The effective date of the amendment is as of October 20, 2015.  A copy of the amendment is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01                      Financial Statements and Exhibits

(d)  Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Amendment 3 to Digital Media and Technology Agreement, effective as of October 20, 2015, by NHL Interactive CyberEnterprises, LLC and NeuLion, Inc. (portions of this exhibit have been omitted pursuant to a request for confidential treatment on file with the Securities and Exchange Commission)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEULION, INC.

Date: January 4, 2016	By:	/s/ Roy E. Reichbach
		Name:	Roy E. Reichbach
		Title:	General Counsel and Corporate Secretary

EXHIBIT LIST

Exhibit Number	Description

10.1	Amendment 3 to Digital Media and Technology Agreement, effective as of October 20, 2015, by NHL Interactive CyberEnterprises, LLC and NeuLion, Inc. (portions of this exhibit have been omitted pursuant to a request for confidential treatment on file with the Securities and Exchange Commission)